UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

Greystone Housing Impact Investors LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41564	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211
Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 402 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in Greystone Housing Impact Investors LP	GHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 30, 2024, Greystone Housing Impact Investors LP, a Delaware limited partnership (the “Partnership”), commenced a registered offering of up to $25,000,000 of beneficial unit certificates representing assigned limited partnership interests (“BUCs”) in the Partnership (the “Offering”). The Partnership intends to offer the BUCs to regulated financial institutions who may receive investment credit under the Community Reinvestment Act of 1977 (“CRA”) for their investments in the BUCs pursuant to the Offering.

The Partnership intends to use the proceeds of the Offering to acquire mortgage revenue bonds that are issued by state and local housing authorities to provide construction and/or permanent financing for affordable multifamily, student housing, senior citizen and commercial properties that are likely to receive consideration as qualified “community development investments” under the CRA. In addition, the Partnership will use the proceeds to acquire other allowable investments as provided for in the Partnership’s Second Amended and Restated Agreement of Limited Partnership dated December 5, 2022, as amended.

The BUCs will be offered and sold in the Offering directly to investors without a placement agent, underwriter, broker, or dealer. The price of any BUCs purchased from the Partnership in the Offering will be at a 2% discount to the closing sale price of the BUCs as quoted on the New York Stock Exchange on the trading date immediately preceding the date of purchase.

The BUCs will be sold pursuant to an effective shelf Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”), which became effective on December 2, 2022 (File No. 333-268538). The Partnership also will file with the SEC a prospectus supplement relating to the Offering (the “Prospectus Supplement”), and offerings of the BUCs will be made only by means of the Prospectus Supplement. A copy of the Prospectus Supplement relating to these securities may be obtained from the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or from the Partnership at Greystone Housing Impact Investors LP, 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, (402) 952-1235.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the BUCs discussed herein, nor shall there be any offer, solicitation, or sale of BUCs in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information included in this Current Report on Form 8-K that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item shall not be incorporated by reference into any filing of the Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K contains “forward-looking statements,” including but not limited to statements related to the Offering, which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving fluctuations in short-term interest rates, collateral valuations, bond investment valuations, current maturities of our financing arrangements and our ability to renew or refinance such maturities, and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Greystone Housing Impact Investors LP

Date:	April 30, 2024	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury Title: Chief Financial Officer